Exhibit 99.1

Red Cat Closes Acquisition of FlightWave Aerospace Systems

The Edge 130 Blue Propels Red Cat into a New Defense and Military growth opportunity

SAN JUAN, Puerto Rico, September 5, 2024 -- Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat”), a drone technology company integrating robotic hardware and software for military, government, and commercial operations, today announced the closing of its acquisition of FlightWave Aerospace Systems Corporation (“FlightWave”), an industry-leading provider of VTOL drone, sensor and software solutions. The acquisition officially brings the Edge 130, FlightWave’s Blue UAS approved military-grade tricopter, into Red Cat’s family of low-cost, portable unmanned reconnaissance and precision lethal strike systems.

“Today marks a transformative milestone for Red Cat and our goal to provide warfighters with a diverse set of rucksack portable drones required for mission effectiveness on today’s evolving battlefield,” said Jeff Thompson, Red Cat CEO. “The acquisition of FlightWave broadens our range of drone products and opens up an entirely new revenue stream. The Flightwave Edge 130 Blue completes our Family of Systems and we will begin ramping manufacturing this quarter.”

Red Cat’s mission is to redefine the role of sUAS for defense applications by combining the capabilities of ISR drones with precision strike payloads. The company is an established leader in the sUAS (Group 1) space with its flagship Teal 2 aircraft. Red Cat is adding FlightWave’s Edge 130 to its larger family of systems, alongside a new line of FANG™ First-Person View (FPV) drones with precision strike payload capabilities that are all deployable in air, land, sea, and sub-sea environments.

The Edge 130 Blue is a UAS Certified military-grade tricopter for long-range mapping, inspection, surveillance, and reconnaissance needs. Designed specifically for government and military applications, the Edge 130 Blue can be assembled and hand-launched in just one minute by a single user to capture high-accuracy aerial imagery with long-range autonomy. Weighing in at only 1200g, the Edge 130 has been flown for up to 2 hours in certain configurations in forward flight mode, an industry-leading endurance among all other Blue UAS-approved drones available.

About Red Cat, Inc.

Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government, and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcat.red.

About FlightWave

FlightWave Aerospace Systems Corporation is an industry leading manufacturer of dual-use VTOL drones, sensors and software solutions located in Santa Monica, CA. FlightWave designs and manufactures the Edge 130 VTOL drone and payload cameras for the commercial, defense, security, and intelligence markets. The fully- autonomous Edge 130 sUAS has the best flight endurance in the industry and with AI edge compute capabilities, provides superior aerial data capture to both the commercial and defense markets.

Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.